EXHIBIT 99.1

CONSULTANCY AGREEMENT

THIS AGREEMENT is made the 21 day of December 2004 between

(1)           deCODE genetics, Inc. of Sturlugata 8, IS-101 Reykjavik, Iceland (hereinafter called “deCODE”) and

(2)           DR GORAN ANDO of The Sequel, 65 Camp Road, Gerrards Cross, Buckinghamshire, SL9 7PF, United Kingdom (hereinafter called the “Consultant”).

WHEREAS

A.            The Consultant is a member of deCODE’s Board of Directors,

B.            deCODE wishes to appoint the Consultant to carry out certain services and/or to provide advice (as described in the attached Schedule) which services and advice are in addition to the services and advice customarily provided by a member of deCODE’s Board of Directors, and

C.            Consultant has agreed to provide such services and/or advice upon the following terms and conditions.

1.             DEFINITIONS

In this Agreement the following terms and phrases shall have the following meanings unless the context otherwise requires:

(a)           “deCODE Contacts” means the executives named in the Schedule to whom the Consultant will report in relation to the performance of the Services;

(b)           “Group” means deCODE and its affiliates and “Group Company” means any one of them;

(c)           “Services” means the services as detailed in the Schedule.

2.             DUTIES OF THE CONSULTANT

2.1           The Consultant shall perform the Services from time to time as requested and authorised in advance by deCODE, with due diligence and in a safe and competent manner.  The Consultant shall acquaint himself with and comply with any applicable working practices, rules or procedures at any location where the

Consultant may perform the Services (whether or not deCODE’s premises).  The Consultant shall also comply with all applicable laws.

2.2           The Consultant shall act in, and use his best endeavours to promote and protect, the interests of the Group in accordance with the general policy and directions of the Group.  The Consultant shall comply with all reasonable instructions given to him by deCODE in connection with the performance of the Services.

2.3           The Consultant shall provide the full benefit of his knowledge, expertise, technical skill and ingenuity in connection with the provision of the Services and shall devote his time, attention and abilities at such times as may be mutually agreed between the Consultant and one of the deCODE Contacts for the proper performance of the Services.

3.             FEES AND PAYMENT

3.1           In consideration of the provision of the Services requested and authorised from time to time by deCODE, deCODE shall pay to the Consultant the fees set out in the Schedule, exclusive of value added tax which shall be paid at the rate prevailing at the date of the invoice (if applicable), and any expenses reasonably and necessarily incurred by the Consultant in carrying out the Services and authorised in advance by deCODE.  Such costs shall be payable thirty days from the date of receipt of the Consultant’s invoice, with accompanying receipts evidencing any authorised expenses.

3.2           The Consultant shall be responsible for making all appropriate PAYE deductions for tax and National Insurance contributions or any equivalent non-UK taxes and hereby indemnifies deCODE in respect of all taxation payable in respect of the payments made pursuant to Clause 3.1 hereof and will further indemnify deCODE in respect of any claims that may be made by the relevant authorities against deCODE in respect of tax demands or National Insurance or similar contributions relating to the performance of the Services hereunder.

4.             RELATIONSHIP BETWEEN THE PARTIES

4.1           Nothing herein shall constitute the relationship of principal and agent, employer and employee or partnership between the Consultant and deCODE and it is expressly agreed that the Consultant is an independent contractor and will not hold himself out as representing deCODE in any capacity, other than as an independent Consultant for the purposes of this Agreement.

4.2           The Consultant represents and warrants that his performance of the Services does not and will not conflict with any other obligation of the Consultant to any third party. The Consultant shall immediately disclose, and confirm in writing, to the deCODE Contacts any conflicts of interest which may arise in the future in relation to the provision of the Services as a result of any present or future appointment, employment or other interest of the Consultant.  In the event of a conflict, deCODE shall be entitled to terminate this Agreement immediately on written notice.

5.             CONFIDENTIAL INFORMATION

5.1           “Confidential Information” means trade secrets, proprietary information, and confidential knowledge and information which includes, but is not limited to, matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data, scientific methods and know-how), and matters of a business nature (such as the identity of customers and prospective customers, the nature of work being done for or discussed with customers or prospective customers, suppliers, marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development, and any other information of a similar nature not available to the public).

5.2           The Consultant acknowledges that in connection with his performance of the Services, he will have access to Confidential Information of deCODE.  Therefore, the Consultant agrees that both during and after the term of this Agreement he shall not, without the prior written approval of deCODE, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of deCODE to any person or entity, or (b) use any Confidential Information of deCODE for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of the Services.

5.3.          The Consultant acknowledges that in connection with his performance of the Services, he may have access to Confidential Information of third parties who have given deCODE the right to use such Confidential Information subject to a non-disclosure agreement between deCODE and such third party.  Therefore, the Consultant agrees that both during and after the term of this Agreement, he shall not, without the prior written approval of deCODE, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of such third parties to any person or entity, or (b) use any Confidential Information of such third parties for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of the Services.

5.4           The Consultant acknowledges and agrees that all Confidential Information of deCODE and all reports, drawings, blueprints, data, notes, and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, made or compiled by the Consultant, or made available to the Consultant, during the term of this Agreement and the period prior to the date of this Agreement concerning deCODE’s Confidential Information are and shall remain deCODE’s property and shall be delivered to deCODE within five (5) business days after the termination of this Agreement or at any earlier time on deCODE’s request.  The Consultant shall not retain copies of such Confidential Information, documents and records.

5.5           The Consultant shall not, and shall not permit any other person to, remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information.

6.             INVENTIONS

6.1           The Consultant shall promptly, from time to time, fully inform and disclose to deCODE in writing all inventions, copyrightable material, designs, improvements and discoveries of any kind which he may later make, conceive or develop during the term of this Agreement which pertain to or relate to deCODE’s business or any of the work or businesses carried on by deCODE (“Inventions”).  This covenant applies to all such Inventions, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection; and whether or not they are conceived and/or developed by the Consultant alone or with others; and whether or not they are conceived and/or developed during regular working hours; and whether or not they are conceived and/or developed at deCODE’s facility or not.

6.2           All Inventions shall be the sole and exclusive property of deCODE and shall be deemed part of the Confidential Information of deCODE for purposes of this Agreement, whether or not fixed in a tangible medium of expression.  The Consultant hereby assigns all of his rights in all Inventions and in all related patents, copyrights and trademarks, trade secrets and other proprietary rights therein to deCODE.  Without limiting the foregoing, the Consultant agrees that any copyrightable material shall be deemed to be “works made for hire” and that deCODE shall be deemed the author of such works under the United States Copyright Act and any other applicable statute, provided that in the event and to the extent such works are determined not to constitute “works made for hire”, the Consultant hereby irrevocably assigns and transfers to deCODE all right, title and interest in such works.

6.3           The Consultant shall assist and cooperate with deCODE, both during and after the term of this Agreement, at deCODE’s sole expense, to allow deCODE to obtain, maintain and enforce patent, copyright, trademark, trade secret and other legal protection for the Inventions.  The Consultant shall sign such documents, and do such things necessary, to obtain such protection and to vest deCODE with full and exclusive title in all Inventions against infringement by others.  The Consultant hereby appoints the Secretary of deCODE as his attorney-in-fact to execute documents on his behalf for this purpose.

6.4           The Consultant shall not be entitled to any additional compensation for any and all Inventions made during the term of this Agreement.

7.             TERM AND TERMINATION

7.1           This Agreement shall be in effect for the term set out in the Schedule unless terminated earlier in accordance with the provisions of this Clause.  This Agreement may be extended by written agreement between the parties.

7.2           Either party may terminate this Agreement at any time upon 30 days written notice to the other.

7.3           If the Consultant (a) fails or neglects efficiently and diligently to perform the Services, (b) is guilty of any serious or repeated breach of his obligations under this Agreement, (c) is guilty of serious misconduct or any other conduct (whether in the performance of the Services or otherwise) which affects or is likely to affect prejudicially the interests of deCODE or the Group, (d) is convicted of an arrestable offence, or (e) becomes bankrupt, deCODE may, without prejudice to any other rights it may have, terminate this Agreement immediately by written notice to the Consultant.

7.4           Termination of this Agreement shall be without prejudice to any obligation by one party to the other which shall have accrued and be owing prior thereto.

7.5           On termination of this Agreement for any reason the Consultant shall return to deCODE all books, documents, papers and materials relating to the Services or the business of deCODE or its customers or partners which may be in Consultant’s possession or under Consultant’s power or control.

7.6           Clauses 3.2, 4, 5 and 6 shall survive the termination of this Agreement.

8.             GENERAL

8.1           This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral or written agreements, understandings or arrangements relating to the subject matter of this Agreement.  Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement.

8.2           This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

8.3           No failure or delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy as the case may be.  The rights and remedies provided in the Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

8.4           The Consultant shall not assign, transfer or in any other manner make over to any third party the benefit and/or burden of this Agreement or any part thereof or sub-contract its obligations hereunder or any part thereof without the prior written consent of deCODE.

8.5           Any notice required by this Agreement to be given by either party to the other shall be in writing and shall be secured by sending the same by registered post or recorded delivery to the last known address of the other party and any receipt issued by the postal authorities shall be conclusive evidence of the fact and date of posting of any such notice.

8.6           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS whereof this Agreement has been executed by the parties hereto

Signed for and on behalf of	Signed by
deCODE genetics, Inc.	DR GORAN ANDO

Signature	Signature

Name	Date

Title

Date

THE SCHEDULE

SERVICES

Services

Advice and guidance with respect to drug development

Fees

$3,000 per day for Services actually performed and authorised by deCODE in accordance with Clause 2.

Term of Agreement

Commencement Date: Upon execution of the Consultancy Agreement by deCODE

Duration:  Until terminated by either party pursuant to Clause 7.2 hereof.

deCODE Contacts

The Consultant shall report to Kari Stefansson, President and Chief Executive Officer